                                                                   Exhibit 99.C2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion in Part B of the Prospectus constituting part of this Post-Effective Amendment No. 7 to the registration statement on Form S-6 of MidCap SPDR Trust Series 1 dated January 25, 2001 of our report dated December 19, 2000 relating to the financial statements and financial highlights of MidCap SPDR Trust, Series 1 for the year ended September 30, 2000. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in Part B of the Prospectus.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York

January 25, 2001